    Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                    Contact:
Mike Van Handel
Manpower Inc.
+1.414.906.6305
michael.vanhandel@manpower.com

Manpower Reports 2ND Quarter and First Half 2010 Results

    MILWAUKEE, WI, USA, July 21, 2010 – Manpower Inc. (NYSE: MAN) today reported that earnings per diluted share for the three months ended June 30, 2010 were 40 cents compared to 21 cents in the prior year period. Net earnings in the quarter were $32.7 million compared to $16.3 million a year earlier. Revenues for the second quarter were $4.6 billion, an increase of 21 percent from the year earlier period, or an increase of 24 percent in constant currency.

Second quarter 2010 results include the COMSYS acquisition which was completed on April 5, 2010. Revenue growth on an organic basis, excluding the impact of COMSYS was 16%, or 19% on a constant currency basis. Second quarter results also include an unfavorable impact from currency of 2 cents per diluted share.

Manpower Inc. Chairman and Chief Executive Officer Jeffrey A. Joerres said, “The improving secular trends are continuing as companies across all major geographies are adding flexible talent to their organizations.

“We are constantly monitoring the economic trends and their potential uncertainties; however, we have not felt any slowdown as we enter the third quarter. Our investments in infrastructure, key initiatives, and an outstanding team were the prime accelerants to the strong performance in the second quarter. Germany, Sweden, U.K., U.S., Canada, Mexico, France and Italy all had extremely strong revenue growth throughout the quarter.

“The integration of COMSYS into our U.S. Professional staffing business is well ahead of schedule, and revenue growth is exceeding expectations.

“We are anticipating the third quarter of 2010 diluted earnings per share to be in the range of 41 cents to 51 cents, which includes an estimated unfavorable currency impact of 4 cents,” Joerres stated.

Earnings per diluted share for the six months ended June 30, 2010 were 44 cents compared to 18 cents per diluted share in 2009. Net earnings were $35.5 million compared to $14.5 million in the prior year. Revenues for the six-month period were $8.7 billion, an increase of 17 percent from the prior year or 15 percent in constant currency. Foreign currency exchange rates had a favorable impact of 1 cent for the six-month period.

In conjunction with its second quarter earnings release, Manpower will broadcast its conference call live over the Internet on July 21, 2010 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpower.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

About Manpower Inc.
Manpower Inc. (NYSE: MAN) is a world leader in innovative workforce solutions; creating and delivering services that enable its clients to win in the changing world of work. With over 60 years of experience, Manpower offers employers a range of services and solutions for the entire employment and business cycle including permanent, temporary and contract recruitment; employee assessment and selection; training; outplacement; outsourcing and consulting. Manpower's worldwide network of nearly 4,000 offices in 82 countries and territories enables the company to meet the needs of its 400,000 clients per year, including small and medium size enterprises in all industry sectors, as well as the world's largest multinational corporations. The focus of Manpower's work is on raising productivity through improved quality, efficiency and cost-reduction across their total workforce, enabling clients to concentrate on their core business activities. Manpower Inc. operates under five brands: Manpower, Manpower Professional, Elan, Jefferson Wells and Right Management. More information on Manpower Inc. is available at www.manpower.com.

Forward-Looking Statements
This news release contains statements, including statements regarding economic trends and future profitability, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2009, which information is incorporated herein by reference.

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Manpower Inc.
Results of Operations
(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from services (a) (b)	$4,585.6	$3,793.5	20.9%	23.7%
Cost of services	3,788.6	3,101.2	22.2%	25.1%
Gross profit	797.0	692.3	15.1%	17.4%
Selling and administrative expenses	717.9	673.3	6.6%	8.6%
Operating profit	79.1	19.0	314.9%	331.0%
Interest and other expenses	11.9	10.8	10.2%
Earnings before income taxes	67.2	8.2	712.1%	736.2%
Provision for income taxes	34.5	(8.1)	N/A
Net earnings	$32.7	$16.3	99.7%	105.6%
Net earnings per share - basic	$0.40	$0.21	90.5%
Net earnings per share - diluted	$0.40	$0.21	90.5%	157.0%
Weighted average shares - basic	81.5	78.3	4.1%
Weighted average shares - diluted	82.5	78.8	4.7%

(a) Revenues from services include fees received from our franchise offices of $5.8 million for the three months ended June 30, 2010 and 2009. These fees are primarily based on revenues generated by the franchise offices, which were $237.3 million and $174.1 million for the three months ended June 30, 2010 and 2009, respectively.

(b) Our 2009 results have been restated as disclosed in Note 16 to the Consolidated Financial Statements included in our 2009 Annual Report to Shareholders.

Manpower Inc.
Operating Unit Results
(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$686.0	$374.3	83.3%	83.3%
Other Americas	306.1	220.7	38.6%	30.9%
	992.1	595.0	66.7%	63.9%

France	1,255.9	1,100.1	14.2%	22.6%
EMEA:
Italy	258.8	230.1	12.5%	20.6%
Other EMEA (b)	1,433.7	1,255.9	14.2%	18.0%
	1,692.5	1,486.0	13.9%	18.4%
Asia Pacific	505.7	406.2	24.5%	15.4%
Right Management	98.8	158.1	-37.5%	-37.8%
Jefferson Wells	40.6	48.1	-15.8%	-15.8%
	$4,585.6	$3,793.5	20.9%	23.7%
Operating Unit (Loss) Profit:
Americas:
United States (a)	$9.6	$(5.8)	N/A	N/A
Other Americas	8.6	3.9	121.6%	110.0%
	18.2	(1.9)	N/A	N/A

France	9.9	4.2	139.8%	168.6%
EMEA:
Italy	13.5	6.8	99.5%	115.3%
Other EMEA (b)	29.5	(6.9)	N/A	N/A
	43.0	(0.1)	N/A	N/A
Asia Pacific	12.0	3.5	237.3%	215.1%
Right Management	7.8	42.3	-81.5%	-81.7%
Jefferson Wells	(3.1)	(10.2)	N/A	N/A
	87.8	37.8
Corporate expenses	(25.1)	(18.8)
Reclassification of French business tax	16.4	-
Operating profit	79.1	19.0	314.9%	331.0%
Interest and other expenses (c)	(11.9)	(10.8)
Earnings before income taxes	$67.2	$8.2

(a) The United States results include the results of COMSYS IT Partners, Inc., which was acquired on April 5, 2010. United States revenues from services include fees received from our franchise offices of $3.4 million and $2.4 million for the three months ended June 30, 2010 and 2009, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $155.8 million and $107.2 million for the three months ended June 30, 2010 and 2009, respectively.

(b) Our 2009 results have been restated as disclosed in Note 16 to the Consolidated Financial Statements included in our 2009 Annual Report to Shareholders.

(c) The components of interest and other expenses were:
	2010	2009
Interest expense	$12.5	$13.9
Interest income	(1.4)	(3.2)
Foreign exchange losses	0.9	1.0
Miscellaneous income, net	(0.1)	(0.9)
	$11.9	$10.8

Manpower Inc.
Results of Operations
(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from services (a) (b)	$8,684.9	$7,436.5	16.8%	14.6%
Cost of services	7,186.4	6,078.5	18.2%	16.0%
Gross profit	1,498.5	1,358.0	10.3%	8.2%
Selling and administrative expenses	1,386.8	1,337.6	3.7%	1.6%
Operating profit	111.7	20.4	447.6%	441.4%
Interest and other expenses	24.8	22.7	9.4%
Earnings (loss) before income taxes	86.9	(2.3)	N/A	N/A
Provision for income taxes	51.4	(16.8)	N/A
Net earnings	$35.5	$14.5	143.9%	140.0%
Net earnings per share - basic	$0.44	$0.19	131.6%
Net earnings per share - diluted	$0.44	$0.18	144.4%	264.9%
Weighted average shares - basic	80.1	78.2	2.4%
Weighted average shares - diluted	81.2	78.6	3.4%

(a) Revenues from services include fees received from our franchise offices of $10.4 million and $10.9 million for the six months ended June 30, 2010 and 2009, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $431.2 million and $333.0 million for the six months ended June 30, 2010 and 2009, respectively.

(b) Our 2009 results have been restated as disclosed in Note 16 to the Consolidated Financial Statements included in our 2009 Annual Report to Shareholders.

Manpower Inc.
Operating Unit Results
(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,128.1	$748.1	50.8%	50.8%
Other Americas	600.6	439.9	36.5%	26.9%
	1,728.7	1,188.0	45.5%	41.9%

France	2,363.4	2,057.0	14.9%	16.4%
EMEA:
Italy	493.0	450.5	9.4%	10.7%
Other EMEA (b)	2,813.3	2,514.7	11.9%	9.2%
	3,306.3	2,965.2	11.5%	9.4%
Asia Pacific	1,003.2	831.4	20.7%	10.2%
Right Management	202.1	294.1	-31.3%	-33.2%
Jefferson Wells	81.2	100.8	-19.5%	-19.5%
	$8,684.9	$7,436.5	16.8%	14.6%
Operating Unit (Loss) Profit:
Americas:
United States (a)	$1.2	$(20.3)	N/A	N/A
Other Americas	18.2	8.7	110.2%	97.4%
	19.4	(11.6)	N/A	N/A

France	10.1	5.2	96.2%	122.1%
EMEA:
Italy	20.3	8.2	148.6%	157.7%
Other EMEA (b)	46.3	(10.3)	N/A	N/A
	66.6	(2.1)	N/A	N/A
Asia Pacific	24.5	15.6	57.0%	41.9%
Right Management	20.3	71.4	-71.5%	-72.1%
Jefferson Wells	(7.8)	(17.7)	N/A	N/A
	133.1	60.8
Corporate expenses	(51.5)	(40.4)
Reclassification of French business tax	30.1	-
Operating profit	111.7	20.4	447.6%	441.4%
Interest and other expenses (c)	(24.8)	(22.7)
Earnings (loss) before income taxes	$86.9	$(2.3)

(a) The United States results include the results of COMSYS IT Partners, Inc., which was acquired on April 5, 2010. United States, revenues from services include fees received from our franchise offices of $5.9 million and $4.4 million for the six months ended June 30, 2010 and 2009, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $288.0 million and $202.1 million for the years ended June 30, 2010 and 2009, respectively.

(b) Our 2009 results have been restated as disclosed in Note 16 to the Consolidated Financial Statements included in our 2009 Annual Report to Shareholders.

(c) The components of interest and other expenses were:
	2010	2009
Interest expense	$23.6	$27.0
Interest income	(3.0)	(7.6)
Foreign exchange losses	2.8	1.5
Miscellaneous expenses, net	1.4	1.8
	$24.8	$22.7

Manpower Inc.
Consolidated Balance Sheets
(In millions)

	Jun. 30	Dec. 31
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$552.5	$1,014.6
Accounts receivable, net	3,415.7	3,070.8
Prepaid expenses and other assets	172.4	179.6
Future income tax benefits	65.4	67.4
Total current assets	4,206.0	4,332.4
Other assets:
Goodwill and other intangible assets, net	1,732.3	1,357.5
Other assets	326.9	347.5
Total other assets	2,059.2	1,705.0
Property and equipment:
Land, buildings, leasehold improvements and equipment	655.0	703.6
Less: accumulated depreciation and amortization	492.3	527.2
Net property and equipment	162.7	176.4
Total assets	$6,427.9	$6,213.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,193.4	$944.4
Employee compensation payable	184.6	187.8
Accrued liabilities	426.4	465.9
Accrued payroll taxes and insurance	543.9	572.0
Value added taxes payable	407.2	391.2
Short-term borrowings and current maturities of long-term debt	36.1	41.7
Total current liabilities	2,791.6	2,603.0
Other liabilities:
Long-term debt	611.9	715.6
Other long-term liabilities	396.0	358.7
Total other liabilities	1,007.9	1,074.3
Shareholders' equity:
Common stock	1.0	1.0
Capital in excess of par value	2,758.9	2,544.2
Retained earnings	1,114.5	1,109.6
Accumulated other comprehensive (loss) income	(20.0)	106.9
Treasury stock, at cost	(1,226.0)	(1,225.2)
Total shareholders' equity	2,628.4	2,536.5
Total liabilities and shareholders' equity	$6,427.9	$6,213.8

Manpower Inc.
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 30
	2010	2009
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$35.5	$14.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	50.5	46.9
Deferred income taxes	(6.9)	(27.5)
Provision for doubtful accounts	13.5	13.7
Share-based compensation	11.5	7.5
Excess tax benefit on exercise of stock options	(0.8)	(0.1)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(480.1)	759.5
Other assets	(26.3)	(40.7)
Other liabilities	337.4	(394.5)
Cash (used in) provided by operating activities	(65.7)	379.3
Cash Flows from Investing Activities:
Capital expenditures	(27.9)	(16.9)
Acquisitions of businesses, net of cash acquired	(258.5)	(21.7)
Proceeds from the sale of property and equipment	2.3	2.1
Cash used in investing activities	(284.1)	(36.5)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(5.5)	(21.7)
Proceeds from long-term debt	1.4	137.3
Repayments of long-term debt	(0.8)	(200.6)
Proceeds from share-based awards	14.8	5.5
Excess tax benefit on exercise of stock options	0.8	0.1
Dividends paid	(30.6)	(29.0)
Cash used in financing activities	(19.9)	(108.4)
Effect of exchange rate changes on cash	(92.4)	(1.1)
Change in cash and cash equivalents	(462.1)	233.3
Cash and cash equivalents, beginning of period	1,014.6	874.0
Cash and cash equivalents, end of period	$552.5	$1,107.3